Exhibit 10.1

COMPENSATION PLAN AGREEMENT

THIS COMPENSATION PLAN AGREEMENT (this “Agreement”) dated as of July 31, 2019 is between Xerox Corporation (“Xerox”), a New York corporation, and Xerox Holdings Corporation (“Holdings”), a New York corporation and a direct, wholly owned subsidiary of Xerox. All capitalized terms used in this Agreement and not defined herein have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of March 15, 2019 (the “Merger Agreement”), by and among Xerox, Holdings and Xerox Merger Sub, Inc., a New York corporation and a direct, wholly owned subsidiary of Holdings (“Merger Sub”).

RECITALS

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, Merger Sub shall be merged with and into Xerox, with Xerox continuing as the surviving corporation of the Merger and a direct, wholly-owned subsidiary of Holdings;

WHEREAS, pursuant to the Merger Agreement, each share of common stock of Xerox (“Xerox Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Holdings Common Stock;

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, by virtue of the Merger, (1) Xerox shall transfer to Holdings, and Holdings shall assume, sponsorship of all of the Xerox Equity Plans (as defined below), including (i) all unexercised and unexpired Stock Options and all Stock Rights that are outstanding under the Equity Plans at the Effective Time and (ii) the remaining unallocated reserve of Xerox Common Stock issuable under each such Equity Plan, and (2) Holdings agrees to perform all obligations of Xerox under the Equity Plans and all outstanding Awards and related Award agreements granted thereunder;

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, by virtue of the Merger, the reserve of Xerox Common Stock under each Equity Plan, whether allocated to outstanding equity awards under such plan or unallocated at that time, shall automatically be converted on a one-share-for-one-share basis into shares of Holdings Common Stock, and the terms and conditions that are in effect immediately prior to the Merger under each outstanding Award assumed by Holdings shall continue in full force and effect after the Merger, including the vesting schedule and applicable issuance dates, the per share exercise price, the expiration date and other applicable termination provisions, except that the shares of common stock issuable under each such Award shall be shares of Holdings Common Stock;

WHEREAS, pursuant to the Merger Agreement, the adoption of the Merger by the requisite vote of the shareholders of Xerox shall also constitute approval, without further action by the shareholders of Xerox, of any amendments to the Equity Plans necessary, appropriate or advisable to authorize (i) the assumption by Holdings of the Equity Plans (including any existing share reserves), and the outstanding Awards and related Award agreements under such plans, (ii) the issuance of future Awards of Holdings Common Stock in lieu of shares of Xerox Common Stock under each of the Equity Plans, and (iii) Holdings’ ability to issue Awards under the Equity Plans to the eligible employees of Holdings and any of its subsidiaries, including any subsidiary formed or acquired after the Effective Time;

WHEREAS, the Board of Directors of Xerox has determined that it is in the best interests of Xerox to enter into this Agreement;

WHEREAS, the Board of Directors of Holdings has determined that it is in the best interests of Holdings and its shareholders to enter into this Agreement; and

WHEREAS, the Board of Directors of Xerox and the Board of Directors of Holdings have determined that the Merger does not constitute a “Change in Control” under the Equity Plans and the Awards and related Award agreements, as such term is defined therein.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Xerox and Holdings hereby agree as follows:

I.

EQUITY PLANS AND AWARDS

1.    Subject to and as of the Effective Time, by virtue of the Merger, (i) Xerox shall transfer to Holdings, and Holdings shall assume, sponsorship of all of Xerox’s Equity Plans as well as (A) all unexercised and unexpired Stock Options and all Stock Rights that are outstanding under the Equity Plans at the Effective Time and (B) the remaining unallocated reserve of Xerox Common Stock issuable under each such Equity Plan, and (ii) Holdings agrees to perform all obligations of Xerox under the Equity Plans and each outstanding Award and related Award agreement granted thereunder.

2.    For purposes of the Merger Agreement and this Agreement, “Equity Plans” shall mean, collectively, the June 30, 2017 Amendment and Restatement of the Xerox Corporation 2004 Performance Incentive Plan, as amended, and the 2013 Amendment and Restatement of the Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors, as amended, and any and all subplans, appendices or addendums thereto, and any and all agreements evidencing Awards granted thereunder.

3.    Subject to and at the Effective Time, by virtue of the Merger, the reserve of Xerox Common Stock under each Equity Plan, whether allocated to outstanding equity awards under such plan or unallocated at that time, shall automatically be converted on a one-share-for-one-share basis into shares of Holdings Common Stock, and the terms and conditions that are in effect immediately prior to the Merger under each outstanding Award assumed by Holdings shall continue in full force and effect after the Merger, including the vesting schedule and applicable issuance dates, the per share exercise price, the expiration date and other applicable termination provisions, except that the shares of common stock issuable under each such Award shall be shares of Holdings Common Stock instead of shares of Xerox Common Stock. All Stock Options shall be adjusted and converted in accordance with the requirements of Section 424 of the Code.

4.    Subject to and at the Effective Time, the adoption of the Merger by the requisite vote of the shareholders of Xerox shall also constitute approval, without further action by the shareholders of Xerox, of any amendments to the Equity Plans necessary, appropriate or advisable to authorize (i) the assumption by Holdings of the Equity Plans (including any existing share reserves), and the outstanding Awards under such plans, (ii) the issuance of future Awards of Holdings Common Stock in lieu of shares of Xerox Common Stock under each of the Equity Plans, and (iii) Holdings’ ability to issue Awards under the Equity Plans to the eligible employees of Holdings and any of its subsidiaries, including any subsidiary formed or acquired after the Effective Time.

5.    At the Effective Time, the Awards and any related Award agreements, the Equity Plans and any provision of any other compensatory plan, agreement or arrangement providing for the grant or issuance of Xerox Common Stock shall each be automatically deemed to be amended, to the extent necessary or appropriate, to provide that references to Xerox in such awards, documents and provisions shall be read to refer to Holdings and references to Xerox Common Stock in such awards, documents and provisions shall be read to refer to Holdings Common Stock.

6.    Holdings and Xerox agree to (i) prepare and execute all amendments to the Equity Plans, Awards and related Award agreements, and other documents necessary to effectuate Holdings’ assumption of the Equity Plans and outstanding Awards, (ii) provide notice of the assumption to holders of such Awards, and (iii) submit any required filings with the Securities and Exchange Commission in connection with same.

7.    On or prior to the Effective Time, Holdings shall reserve sufficient shares of Holdings Common Stock to provide for the issuance of Holdings Common Stock to satisfy Holdings’ obligations under this Agreement with respect to the Equity Plans and Awards.

8.    Xerox and Holdings agree that the Merger does not constitute a “Change in Control” under the Equity Plans or the Awards, as such term is defined in the Equity Plans.

II.

MISCELLANEOUS

1.    Each of Xerox and Holdings will, from time to time and at all times hereafter, upon every reasonable request to do so by any other party hereto, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, assurances and things as may be reasonably required or necessary in order to further implement and carry out the intent and purpose of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Compensation Plan Agreement as of the date first written above.

XEROX CORPORATION
a New York corporation

By:	/s/ Douglas H. Marshall
	Name:	Douglas H. Marshall
	Title:	Secretary

XEROX HOLDINGS CORPORATION
a New York corporation

By:	/s/ Douglas H. Marshall
	Name:	Douglas H. Marshall
	Title:	Secretary

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